UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2014

AXOGEN, INC.

(Exact name of registrant as specified in its charter)

Minnesota	001-36046	41-1301878
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

13859 Progress Boulevard, Suite 100, Alachua, Florida	32615
(Address of Principal Executive Offices)	(Zip Cope)

Registrant’s telephone number, including area code

(386) 462-6800

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Term Loan Agreement

Term Loan

On November 12, 2014, (the “Signing Date”), AxoGen, Inc. (the “Company” or “AxoGen”), as borrower, and the Company’s wholly owned subsidiary AxoGen Corporation, as guarantor, entered into a term loan agreement (the “Term Loan Agreement”) with the lenders party thereto and Three Peaks Capital S.a.r.l. (“Three Peaks”), an indirect wholly-owned subsidiary of Oberland Capital Healthcare Master Fund LP (“Oberland”), as administrative and collateral agent for the lenders.  Under the Term Loan Agreement, Three Peaks has agreed to lend to AxoGen a term loan of $25 million (the “Initial Term Loan”) which has a six year term and requires interest only payments and a final principal payment due at the end of the term.  Interest is payable quarterly at 9.00% per annum plus the greater of LIBOR or 1.0% which as of November 13, 2014 (“the Initial Closing Date”) resulted in a 10% rate. Under certain conditions, the Company has the option to draw an additional $7 million (“Subsequent Borrowing” and, together with the Initial Term Loan, the “Term Loan”) during the period of April 1, 2016 through June 29, 2016 (the closing date of each such Subsequent Borrowing, a “Subsequent Closing Date” and, together with the Initial Closing Date, the “Closing Dates”) under similar terms and conditions.  The Company has to maintain certain covenants including limiting new indebtedness, restriction of the payment of dividends and maintain certain levels of revenue. Three Peaks has a first perfected security interest in the assets of the Company.

Under the Term Loan Agreement, the Company has the option at any time to prepay the Term Loan, in whole or in part, and the Royalty Interest Agreement, defined below, by making the following payment, and Three Peaks has the right to demand the following payment upon a change of control of the Company, sale of the majority of the Company’s assets or a material adverse change to the Company: (i) on or prior to the first anniversary of the applicable Closing Date, 120% of the outstanding principal amount of the Term Loan or any portion being prepaid; (ii) after the first anniversary but no later than the second anniversary of the applicable Closing Date, 135% of the outstanding principal amount of the Term Loan or any portion being prepaid ; (iii) ) after the second anniversary but no later than the third anniversary of the applicable Closing Date, 150% of the outstanding principal amount of the Term Loan or any portion being prepaid; or (iv) ) after the third anniversary of the applicable Closing Date, an amount generating an Internal Rate of Return of 16.25% of the outstanding principal amount of the Term Loan or any portion being prepaid.  In all cases, the amount due is reduced by the sum of interest and principal previously paid and all amounts received under the Revenue Interest Agreement.  In each such case the Company will also owe an additional 3% of the originally advanced Term Loan amount. Upon payment to Three Peaks, the Company would have no further obligations to Three Peaks under the Term Loan or the Revenue Interest Agreement.

Sale of Common Stock to Three Peaks

On the Initial Closing Date, pursuant to certain equity purchase provisions in the Term Loan Agreement, the Company also sold 1,375,969  shares of registered common stock to Three Peaks for a total of $3.55 million in cash (“Three Peaks Equity Sale”) at a public offering price of $2.58 per share. In the event that the Company sells any of its equity securities to a third party within twelve months after the Signing Date (a “Subsequent Sale”) at a lower price per share than the per share price paid by Three Peaks, or where the terms of such Subsequent Sale are otherwise more favorable, then in such case the Company has agreed to match the more favorable terms of such Subsequent Sale with respect to the shares purchased by Three Peaks.  A Subsequent Sale does not include the issuance of securities or options to Company employees, officers, directors or consultants pursuant to a Company approved employee option pool or any other employee stock purchase or option plan existing as of the Initial Closing Date.

Use of Proceeds

The Company used the net proceeds of Three Peaks Equity Sale, the $25 million proceeds from the Initial Term Loan and $1.75 million cash from our own account to pay off its obligations under the Revenue Interests Purchase Agreement (the “PDL Royalty Contract”) by and between the Company and PDL BioPharma, Inc. (“PDL”) dated October 5, 2012.  The Company has no further obligations to PDL under the Royalty Contract.

Revenue Royalty Agreement

As of the Signing Date, the Company also entered into a 10 year Revenue Interest Agreement (“Revenue Interest Agreement”) with Three Peaks. Royalty payments are based on a royalty rate of 3.75% of the Company’s revenues up to a maximum of $30 million in revenues in any 12 month period. In the event the Subsequent Borrowing is drawn, the royalty rate increases proportionally up to a maximum of 4.80%.  The Company has to maintain certain covenants including those covenants under the Term Loan.

Security Agreement

In connection with the Term Loan Agreement, on the Signing Date, the Company and its wholly owned subsidiary, AxoGen Corporation (“AC”), entered into a Security Agreement (the “Security Agreement”) with Three Peaks, pursuant to which each of the Company and AC grants to Three Peaks a security interest in certain collateral as specified in the Security Agreement to guarantee the payment in full when due of the Secured Obligations.

Sale of Common Stock to PDL

Subsequent to the closing of the Term Loan, also on the Initial Closing Date, the Company sold 643,382  shares of registered common stock for a total of $1.75 million to PDL (“PDL Equity Sale”) at a public offering price of $2.72 per share pursuant to a Securities Purchase Agreement (the “PDL Securities Purchase Agreement”) by and between the Company and PDL dated the Signing Date. The Company intends to use the proceeds from the PDL Equity Sale for general working capital purposes.

Item 1.02.  Termination of a Material Definitive Agreement.

On October 5, 2012, the Company and PDL entered into the PDL Royalty Contract.  Pursuant to the PDL Royalty Contract, the Company sold to PDL the right to receive specified royalties on the Company’s Net Revenues (as defined in the PDL Royalty Contract) generated by the sale, distribution or other use of the Company’s products Avance® Nerve Graft, AxoGuard® Nerve Protector and AxoGuard® Nerve Connector (the “Acquired Revenues”). The PDL Royalty Contract had a term of eight years. Under the PDL Royalty Contract, PDL was to receive royalty payments paid weekly based on a royalty rate of 9.95% of the Company’s Net Revenues (the “Assigned Interests”), subject to certain agreed upon minimum payment requirements which would have begun in the fourth quarter of 2014 as provided in the PDL Royalty Contract. The total consideration PDL paid to the Company was $20,800,000 (the “Funded Amount”), including $19,050,000 PDL paid to the Company on October 5, 2012, and $1,750,000 PDL paid to the Company on August 14, 2012 pursuant to an Interim Royalty Contract. Upon the closing of PDL’s purchase of the specified royalties described above, which was concurrent with the execution of the PDL Royalty Contract, the Interim Royalty Contract was terminated.  There were no financial covenants or other restrictions on the use of capital by the Company as a result of the PDL Royalty Contract, however, PDL had a first perfected security interest in the Assigned Interests.

On the Initial Closing Date, upon the Initial Closing, pursuant to an agreement between the Company and PDL, the Company used the proceeds from the Initial Term Loan, Three Peaks Equity Sale and Company funds to pay PDL and thereby terminate the PDL Royalty Contract and all further obligations to PDL under this contract.

Item 2.02  Results of Operations and Financial Condition.

On November 13, 2014, the Company issued a press release announcing its financial results for the quarter ended September 30, 2014.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information furnished pursuant to Item 2.02 of this Current Report, including Exhibit 99.1 hereto, shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) The information set forth under the subheadings “Term Loan Agreement — Term Loan,” “Revenue Royalty Agreement” and “Security Agreement” in Item 1.01. “Entry into a Material Definitive Agreement” above is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

On November 13, 2014, the Company issued a press release announcing that it has entered into the Term Loan and other relations with Three Peaks. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company.

Item 8.01.  Other Events.

(a) The information set forth under the subheadings “Term Loan Agreement — Sale of Common Stock to Three Peaks” and “Sale of Common Stock to PDL” in Item 1.01. “Entry into a Material Definitive Agreement” above is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)               Exhibits

Exhibit No.	Description
5.1	Opinion of Kaplan, Strangis and Kaplan, P.A regarding the sale of common stock to Three Peaks., dated November 12, 2014.
5.2	Opinion of Opinion of Kaplan, Strangis and Kaplan, P.A regarding the sale of common stock to PDL, dated November 12, 2014.
99.1	AxoGen, Inc. Earnings press release, dated November 13, 2014.
99.2	AxoGen, Inc. Term Loan press release, dated November 13, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXOGEN, INC.

Date:	November 13, 2014	By:	/s/ Gregory G. Freitag
Gregory G. Freitag
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Kaplan, Strangis and Kaplan, P.A regarding the sale of common stock to Three Peaks., dated November 12, 2014.
5.2	Opinion of Opinion of Kaplan, Strangis and Kaplan, P.A regarding the sale of common stock to PDL, dated November 12, 2014.
99.1	AxoGen, Inc. Earnings press release, dated November 13, 2014.
99.2	AxoGen, Inc. Term Loan press release, dated November 13, 2014.